                                                                     EXHIBIT 4.2


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                      ZIX CORPORATION, a Texas corporation

                         (void after September 18, 2006)


         This Warrant to Purchase Common Stock (this "Warrant") is issued as of September 18, 2002 (the "Issue Date") and certifies that, for value received, the Holder hereof (as defined below) is entitled to purchase the Warrant Stock (as defined below) from Zix Corporation, a Texas corporation (the "Company"), during the Exercise Period (as defined below), upon payment of the Exercise Price (as defined below) and otherwise in accordance with the terms and subject to the conditions set forth herein.

1. Definitions. As used in this Warrant, the following terms have the meanings ascribed to them below:

         (a) "Agreement" means the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the investors listed on Schedule A and Schedule B thereto.

         (b)      "Board" means the Board of Directors of the Company.

         (c) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

         (d) "Equity Security" means (i) Common Stock, (ii) any right or option to purchase Common Stock, (iii) any obligation or security convertible into or exchangeable for Common Stock and
                  (iv) any right or option to purchase any obligation or security convertible into or exchangeable for Common Stock.

         (e) "Exempt Issuance" means any issuance of Equity Securities (i) pursuant to any employee benefit plan of the Company in effect on the Issue Date; (ii) to officers, directors, employees or consultants of the Company pursuant to the grant or exercise of options that are granted pursuant to any employee benefit plan approved by the shareholders of the Company after the Issue Date to the extent that such issuance, together will all other issuances to which this clause (ii) has been applied, will not result in the issuance or potential issuance of more than 4,000,000 shares of Common Stock (as adjusted for any recapitalizations, stock splits or combinations of the Common Stock or stock dividends on the Common Stock to the extent paid in shares of Common Stock);
                  (iii) upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the Issue Date, provided that the terms of any such right, option, obligation or security are not amended or otherwise altered on or after the Issue Date; (iv) in connection with the sale and issuance of shares of Series A Preferred, shares of Series B Preferred and Senior Convertible Notes on the Issue Date (including (A) the issuance of warrants to the initial purchasers of Series A Preferred, Series B Preferred and Senior Convertible Notes and
                  (B) the conversion, redemption, exchange or exercise of such Series A Preferred, Series B Preferred, Senior Convertible Notes and warrants in accordance with their respective terms), provided that the terms of any such securities are not amended or otherwise altered on or after the Issue Date; (v) in connection with any stock subdivision or stock dividend described in Section 5(a) or any Recapitalization Event (as defined in Section 5(c)); (vi) (A) to suppliers, customers or strategic partners of the Company investing in connection with a commercial relationship with the Company, the primary purpose of which is not to raise capital, and (B) as consideration for mergers or consolidations or acquisitions of businesses or their tangible or intangible assets, other than transactions in which cash or cash equivalents represent a majority of the assets acquired, provided that the aggregate number of shares of Common Stock that may be issued or potentially issued under this clause (vi) may not exceed 400,000 shares (as adjusted for any recapitalizations, stock splits or combinations of the Common Stock or stock dividends on the Common Stock to the extent paid in shares of Common Stock); (vii) in connection with leases; and (viii) to former employees in satisfaction of severance obligations of the Company.

         (f) "Exercise Period" means the period commencing on the six (6) month anniversary of the Issue Date and ending at 5:00 p.m., local time in Dallas, Texas, on September 18, 2006.

         (g) "Exercise Price" means $4.51 per share of Warrant Stock, subject to adjustment as described in Section 5 below.

         (h) "Holder" means each person or other legal entity who validly holds this Warrant (or any portion thereof) for so long as this Warrant (or any portion thereof) is so held by them, the initial Holder being [VARIES BY HOLDER].

         (i) "Market Price" means $3.92 per share of Warrant Stock, subject to adjustment as described in Section 5(a) below.

         (j) "Senior Convertible Notes" means those certain Convertible Notes, convertible into shares of Common Stock under certain circumstances, issued on the Issue Date.

         (k) "Series A Preferred" means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company.

         (l) "Series B Preferred" means the Series B Convertible Preferred Stock, par value $1.00 per share, of the Company.

         (m) "Warrant Stock" means [VARIES BY HOLDER] shares of Common Stock, subject to adjustment as described in Section 5 below.

2.       Exercise of Warrant.

         (a) Availability of Exercise. This Warrant may be exercised only during the Exercise Period. During the Exercise Period, this Warrant may be exercised by the Holder at any time, and from time to time, to purchase all, or any portion, of the shares of Warrant Stock for which this Warrant has not previously been exercised. This Warrant will expire, and be of no further force and effect, at the end of the Exercise Period without regard to whether the Holder has purchased all of the shares of Warrant Stock for which this Warrant is initially exercisable.

         (b) Procedure for Exercise. Whenever the Holder desires to exercise this Warrant for the purchase of any or all of the shares of the Warrant Stock, the Holder must deliver to the Company, at its principal office, (i) this Warrant, (ii) a Notice of Exercise, in the form attached hereto as Attachment 1, duly completed and executed by the Holder, (iii) an Investor Representation Statement in form and substance reasonably satisfactory to the Company and covering the matters set forth in Section 3.2 through Section 3.10, inclusive, of the Agreement, unless the Warrant Stock is then registered for resale under the Securities Act of 1933, as amended, and (iv) payment in full of the Exercise Price in cash, wire transfer or by certified check for the shares of Warrant Stock being purchased. An exercise of this Warrant will be deemed effective immediately prior to the close of business on the date on which all required deliveries have been made and, thereafter, the Holder, or its duly-appointed nominee, will be treated for all purposes as the holder of record of the shares of Warrant Stock purchased pursuant to such exercise.

         (c) Deliveries by the Company. As promptly as practicable after an exercise of this Warrant, but in any event within three (3) business days thereafter, the Company will issue and deliver to the Holder, or its duly-appointed nominee, a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant is exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, the Company will also execute and deliver to the Holder a new warrant, dated the Issue Date, evidencing the right of the Holder to purchase the balance of the Warrant Stock purchasable hereunder on the same terms and conditions as set forth herein.

3.       Cashless Exercise / Conversion.

         (a) Right to Convert. At any time during the Exercise Period that the Warrant Stock is not registered and available for resale pursuant to a registration statement in accordance with the Registration Rights Agreement (as defined in the Agreement), including during an Allowed Delay (as defined in the Registration Rights Agreement), the Holder may convert all or any portion of this Warrant that is then exercisable into Warrant Stock pursuant to this Section 3, in lieu of exercising this Warrant pursuant to Section 2.

         (b) Procedure for Conversion. Whenever the Holder desires to convert this Warrant into shares of Warrant Stock pursuant to this Section 3, the Holder must deliver to the Company, at its principal office, (i) this Warrant and (ii) a Notice of Conversion, in the form attached hereto as Attachment 2, duly completed and executed by the Holder, specifying the portion of the Warrant to be converted. The portion of this Warrant that is converted will be immediately canceled. This Warrant, to the extent converted, will be deemed to have been converted immediately prior to the close of business on the date on which all required deliveries have been made and, thereafter, the Holder, or its duly-appointed nominee, will be treated for all purposes as the holder of record of the shares of Warrant Stock issuable pursuant to such conversion.

         (c) Conversion Formula. The number of shares of Warrant Stock to be issued to the Holder upon any conversion of this Warrant pursuant to this Section 3 will be computed using the following formula:

                                X = (P)(Y)(A-B)/A

        Where     X =      the number of shares of Warrant Stock to be issued to
                           the Holder for the portion of the Warrant being converted.

                  P = the portion of the Warrant being converted expressed as a decimal.

                  Y = the total number of shares of Warrant Stock issuable upon exercise of the Warrant in full.

                  A = the Fair Market Value of one share of Warrant Stock as of the last business day immediately prior to the date the notice of conversion is received by the Company.

                  B =      the Exercise Price on the date of conversion.

         (d) Deliveries by the Company. As promptly as practicable after a conversion of this Warrant, but in any event within three (3) business days thereafter, the Company will issue and deliver to the Holder, or its duly-appointed nominee, a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant is converted for less than the total number of shares of Warrant Stock then issuable upon exercise, the Company will also execute and deliver to the Holder a new warrant, dated the Issue Date, evidencing the right of the Holder to purchase the balance of the Warrant Stock purchasable hereunder on the same terms and conditions set forth herein.

4. Fractional Shares. No fractional shares of Warrant Stock will be issuable upon the exercise or conversion of this Warrant and the number of shares of Warrant Stock issued upon any exercise or conversion will be rounded down to the nearest whole share. Instead of issuing any fractional shares of Warrant Stock that would otherwise be issuable upon any exercise or conversion of this Warrant, the Company will pay a cash amount in respect of such fractional interest equal to the fractional interest multiplied by the Exercise Price on the date of exercise or conversion.

5.       Adjustments and Notices.

         (a) Subdivision, Stock Dividends or Combinations. If the Company subdivides the outstanding shares of Common Stock or issues a dividend in the form of Common Stock with respect to Common Stock, the Exercise Price and the Market Price in effect immediately prior to such subdivision or the issuance of such dividend will each be proportionately decreased, and the number of shares of Warrant Stock purchasable upon the full exercise of this Warrant immediately prior to such subdivision or issuance of dividend will be proportionately increased, effective at the close of business on the date of such subdivision or dividend. If the Company combines the outstanding shares of Common Stock, the Exercise Price and Market Price in effect immediately prior to such combination will each be proportionately increased, and the number of shares of Warrant Stock purchasable upon the full exercise of this Warrant immediately prior to such combination will be proportionately decreased, effective at the close of business on the date of such combination. This Section 5(a) will similarly apply to successive subdivisions, dividends in Common Stock and combinations.

         (b) Discount Sale of Capital Stock. If the Company issues Common Stock, any right or option to purchase Common Stock, or any obligation or any shares of stock convertible into or exchangeable for Common Stock, other than in an Exempt Issuance, for a consideration per share of Common Stock (or per share of Common Stock into which such right, option, obligation or stock is exercisable, convertible or exchangeable) that is less than the Exercise Price in effect immediately prior to the time of such issuance, then, immediately upon such issuance, the Exercise Price will be the greater of the Market Price or the price, calculated to the nearest cent, obtained by dividing:

                           (i) an amount equal to the sum of (A) the then-existing Exercise Price multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the full exercise of all options, rights and warrants then exercisable for Company securities, the full exercise of this Warrant and the full conversion or exchange of all other obligations or securities that are then convertible or exchangeable for Common Stock at the rate of conversion or exchange then in effect) and (B) an amount equal to the aggregate consideration received by the Company upon such issuance;

                           by

                           (ii) the number of shares of Common Stock outstanding immediately after such issuance (assuming the full exercise of all options, rights and warrants then exercisable for Company securities, the full exercise of this Warrant and the full conversion or exchange of all other obligations or securities that are then convertible or exchangeable for Common Stock at the rate of conversion or exchange then in effect).

                  This Section 5(b) will similarly apply to successive such issuances.

         (c) Reclassification, Exchange, Substitution, etc. If any capital reorganization, reclassification, exchange, substitution or other similar event results in a change of the rights, preferences or other terms of the Common Stock (other than a change in par value or a change resulting from a stock dividend or a subdivision or combination of shares) (any of the foregoing, a "Recapitalization Event"), the Company must, as a condition to such event, execute and deliver to the Holder a new warrant so that the Holder will have the right to receive, at an aggregate exercise price equal to the aggregate Exercise Price payable upon the full exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Stock theretofore issuable upon the full exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable by the Holder upon such event had the Holder exercised this Warrant in full immediately prior to the effective time of such event. Such new warrant will provide for adjustments that are as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

         (d) Merger. As a condition precedent to the consummation of any merger or consolidation involving the Company in which the Company is not the surviving corporation, the successor or purchasing corporation must execute and deliver to the Holder a new warrant so that the Holder will have the right to receive, at an aggregate exercise price equal to the aggregate Exercise Price payable upon the full exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Stock theretofore issuable upon the full exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property that would have been receivable by the Holder pursuant to such merger or consolidation had the Holder exercised this Warrant in full immediately prior to the effective time of such merger or consolidation. If all holders of Common Stock do not receive the same kind and amount of consideration pursuant to such merger or consolidation, the Holder will have the right to choose the kind and amount of consideration for which the new warrant will be exercisable from among the combinations of kind and amount of consideration offered to any holder of Common Stock pursuant to such merger or consolidation. Such new warrant will provide for adjustments that are as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

         (e) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but must at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Warrant against impairment; provided, however, that this Section 5(e) will not apply to the issuance by the Company of the Senior Convertible Notes, shares of Series A Preferred, shares of Series B Preferred or warrants issued to the purchasers of the Senior Convertible Notes, Series A Preferred and Series B Preferred. If the Company takes any action other than as described above that adversely affects the Holder's rights under this Warrant, the Exercise Price will be adjusted downward in an equitable manner.

         (f) Notice. The Company will give the Holder written notice of any event described in this Section 5 as soon as the Company has actual knowledge of such event but in no event later than the effective time of such event or such earlier time as may be otherwise required pursuant to this Section 5. Such notice will provide a brief summary of the event (including a reference to the subsection of this Section 5 that describes such event) and the Holder's rights as a result thereof and will set forth, as and if applicable, the Exercise Price as adjusted, the increased or decreased number of shares of Warrant Stock purchasable upon the exercise of this Warrant, and reasonable detail regarding the method of calculation of each.

6.       Miscellaneous.

         (a) No Shareholder Rights. This Warrant, by itself, as distinguished from any shares of Warrant Stock purchased hereunder, will not entitle the Holder to any of the rights of a shareholder of the Company.

         (b) Reservation of Warrant Stock. At all times prior to the end of the Exercise Period, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all shares of Warrant Stock that may then be issued upon full exercise of this Warrant. Issuance of this Warrant will constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

         (c) Transfer of Warrant. This Warrant may be transferred or assigned, in whole or in part, by the Holder provided that such transfer or assignment is in compliance with any restrictive legend set forth hereon. Such transfer will be effected without charge to the Holder upon surrender of this Warrant with a properly executed assignment to the Company, at its principal office, and, thereafter, the Company will issue a new warrant registered in the name of the transferee. If this Warrant is being transferred in part, the Company will issue new warrants, in each case evidencing the right to purchase the appropriate number of shares of Warrant Stock, registered in the names of the Holder and the transferee, as applicable. Upon any transfer of all or any part of this Warrant to any transferee, such transferee will be deemed the "Holder" of such warrant, to the extent transferred, as such term is used herein and will be deemed the owner hereof for all purposes. Each Holder, by taking or holding this Warrant, consents and agrees to be bound by the provisions of this Warrant and consents and agrees that (i) this Warrant, when endorsed in blank, will be deemed negotiable, (ii) the bearer of this Warrant, when this Warrant is so endorsed, may be treated by the Company (at the Company's option) and all other persons dealing with this Warrant, any notice to the contrary notwithstanding, as the absolute owner hereof for all purposes, including the person entitled to exercise all rights represented by this Warrant and to transfer this Warrant on the books of the Company; provided, however, that until any transfer of this Warrant is made on the books of the Company, the Company may treat the registered Holder as the owner of this Warrant for all purposes.

         (d) Transfer Taxes. Neither this Warrant, nor any portion hereof, may be transferred or assigned, and no Warrant Stock issued upon exercise or conversion of this Warrant will be issued in a name other than the name of the Holder, unless the Company has been paid the amount of transfer taxes or charges incident thereto, if any.

         (e) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (i) in case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and upon reimbursement of the Company of all reasonable expenses incidental thereto, and (ii) if mutilated, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant.

         (f) Headings. The headings in this Warrant are for purposes of convenience and reference only, and will not be deemed to constitute a part hereof.

         (g) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is a Saturday, Sunday or legal holiday in the State of Texas, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday in the State of Texas.

         (h) Amendment and Waiver. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder.

         (i) Notices. All notices and other communications from the Company to the Holder will be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who furnished an address to the Company in writing, and if mailed will be deemed given five days after deposit in the United States mail.

         (j) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.


ISSUED: September 18, 2002


                                             ZIX CORPORATION


                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

                                  ATTACHMENT 1

                               NOTICE OF EXERCISE

TO:      Zix Corporation
         2711 North Haskell Avenue
         Suite 2300, LB 36
         Dallas, Texas 75204-2960


         1. The undersigned hereby elects to purchase ___________________ shares of the Common Stock, par value $0.01 per share, of Zix Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                          -----------------------------
                                     (Name)


                          -----------------------------
                                    (Address)



-----------------------------------          -----------------------------------
              (Date)                               (Name of Warrant Holder)


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------
                                                    (Title and signature of
                                                        authorized person)

                                  ATTACHMENT 2

                              NOTICE OF CONVERSION

TO:      Zix Corporation
         2711 North Haskell Avenue
         Suite 2300, LB 36
         Dallas, Texas 75204-2960


         1. The undersigned hereby elects to acquire ____________________ shares of the Common Stock, par value $0.01 per share, of Zix Corporation pursuant to the terms of the attached Warrant, by conversion of __________ percent ( __%) of the Warrant.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                          -----------------------------
                                     (Name)


                          -----------------------------
                                    (Address)



-----------------------------------          -----------------------------------
              (Date)                               (Name of Warrant Holder)


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------
                                                    (Title and signature of
                                                        authorized person)